FOR IMMEDIATE RELEASE	Contact: Angie Tickle
Investor Relations Associate
770-395-4520

Georgia Gulf to Speak at CSFB Chemical Conference

ATLANTA, September 27, 2004 - Georgia Gulf Corporation (NYSE: GGC) announced today that CEO Ed Schmitt and CFO Jim Matthews will speak at the CSFB Annual Chemical Conference Wednesday, September 29 at 10:30 AM EDT.
The presentation will be Webcast on the Georgia Gulf Web site at http://www.ggc.com/f_inv.asp?m=f_inv_pres.asp. The presentation will include a discussion of industry and business conditions and company financials, including a full year projection of revenues of $2.0 billion.
Georgia Gulf, headquartered in Atlanta, is a major manufacturer and marketer of two integrated product lines, chlorovinyls and aromatics. Georgia Gulf’s chlorovinyl products include chlorine, caustic soda, vinyl chloride monomer and vinyl resins and compounds. Georgia Gulf’s primary aromatic products include cumene, phenol and acetone.
This news release contains forward-looking statements subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s assumptions regarding business conditions, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to, future global economic conditions, economic conditions in the industries to which the company sells, industry production capacity, raw material costs and other factors discussed in the Securities and Exchange Commission filings of Georgia Gulf Corporation, including our annual report on Form 10-K for the year ended December 31, 2003, and our subsequent quarterly reports on Form 10-Q.

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